Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck President and CEO (270) 885-1171

HOPFED BANCORP, INC. REPORTS FIRST QUARTER RESULTS

HOPKINSVILLE, Ky. (April 26, 2017) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three month period ended March 31, 2017. For the three month period ended March 31, 2017, the Company’s net income was $935,000, or $0.15 per share basic and diluted, compared to $509,000, or $0.08 per share basic and diluted, for the three month period ended March 31, 2016.

Commenting on the first quarter results, John E. Peck, President and Chief Executive Officer, said, “During the three month period ended March 31, 2017, net loan balances increased by $11.2 million, an annualized growth rate of 7.4%. The Company’s loan pipeline remains encouraging as we continue to strive to improve our profitability through disciplined loan growth.”

Mr. Peck continued, “The Company’s recently implemented changes to our consumer transaction account product line has been a success. At March 31, 2017, the Company’s transaction accounts balances have increased by $14.1 million despite an overall reduction in the number of accounts due to the elimination of free checking. The Company’s core operating results continue to improve and we are excited about the future of the Company,” Mr. Peck concluded.

Financial Highlights

•	The Company purchased 693 shares of its common stock in the quarter at a weighted average price of $12.58 per share. At March 31, 2017, the Company holds 1,246,829 shares in treasury stock with a weighted average cost of $12.32 per share.

•	At March 31, 2017, the Company’s tangible book value was $14.04 per share and tangible common equity ratio was 9.47%. The Company’s tangible book value and common equity ratio computations do not include 488,161 unallocated shares of common stock held by the Company’s ESOP.

•	The Bank’s Tier 1 Leverage Ratio, Common Equity Tier 1 Capital Ratio and Total Risk Based Capital Ratio at March 31, 2017 were 10.47%, 15.01% and 16.00%, respectively. The Company’s Tier 1 Leverage Ratio, Common Equity Tier 1 Capital Ratio and Total Risk Based Capital Ratio at March 31, 2017 were 10.55%, 15.14% and 16.13%, respectively.

•	For the three month period ended March 31, 2017, net loan charge offs were $238,000, or 0.15% of average loan balances.

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HFBC Reports First Quarter Results

April 26, 2017

Asset Quality

A summary of non-accrual loans at March 31, 2017 and December 31, 2016 is as follows:

	March 31, 2017	December 31, 2016
	(Dollars in Thousands)
One-to-four family mortgages	$248	270
Home equity line of credit	402	402
Land	7,234	7,675
Farmland	454	—
Non-residential real estate	210	208
Consumer loans	3	3
Commercial loans	393	516

Total non-accrual loans	8,944	9,074

A summary of the activity in foreclosed assets for the three month period ended March 31, 2017 is as follows:

	Activity During 2017
	Balance 12/31/2016	Foreclosure	Sales	Reduction in Values	Gain (Loss) on Sale	Balance 3/31/2017
	(Dollars in Thousands)
One-to-four family mortgages	$135	—	—	—	—	$135
HELOC	28	—	—	—	—	28
Multi-family	1,775	—	—	—	—	1,775
Non-residential real estate	459	43	(329)	—	—	173

Total	$2,397	43	(329)	—	—	$2,111

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HFBC Reports First Quarter Results

April 26, 2017

Asset Quality (continued)

At March 31, 2017, the Company’s level of loans classified as substandard was $26.3 million as compared to $29.3 million at December 31, 2016. At March 31, 2017, the Company’s classified loan to risk based capital ratio was 26.2%. The Company’s specific reserve for impaired loans was $492,000 at March 31, 2017 and $1,148,000 at December 31, 2016. A summary of the level of classified loans at March 31, 2017, is as follows:

March 31, 2017			Impaired Loans
	Pass	Special Mention	Substandard	Doubtful	Total	Specific Allowanc for Impairment	Allowance For Loans Not Impaired
	(Dollars in Thousands)
One-to-four family mortgages	$154,341	55	3,230	—	157,626	—	1,097
Home equity line of credit	36,132	—	562	—	36,694	—	328
Junior liens	1,324	29	12	—	1,365	—	9
Multi-family	37,668	—	815	—	38,483	—	593
Construction	17,386	—	—	—	17,386	—	141
Land	12,020	431	7,691	—	20,142	105	328
Farmland	40,588	693	1,531	—	42,812	35	631
Non-residential real estate	202,168	1,518	10,247	—	213,933	53	1,288
Consumer loans	8,261	—	413	—	8,674	98	142
Commercial loans	82,857	254	1,844	—	84,955	201	1,115

Total	$592,745	2,980	26,345	—	$622,070	492	5,672

Net Interest Income

For the three month period ended March 31, 2017, the Company’s net interest income was $6.8 million, compared to $6.7 million for the three month period ended March 31, 2016, and $6.6 million for the three month period ended December 31, 2016, respectively. For the three month period ended March 31, 2017, the improved levels of net interest income as compared to March 31, 2016 is directly attributable to a $54.8 million increase in the average balance of loans outstanding during the three month period ended March 31, 2017 as compared to the three month period ended March 31, 2016. The growth in loan balances for the three month period ended March 31, 2017 as compared to the three month period ended March 31, 2016 helped to offset a reduction in the average yield on loans. For the three month periods ended March 31, 2017 and March 31, 2016, the average yield on loans was 4.38% and 4.62%, respectively. For the three month period ended March 31, 2017, the Company’s net interest margin was 3.31%, as compared to 3.39% for the three month period ended March 31, 2016.

For the three month periods March 31, 2017 and March 31, 2016, interest expense was $1.4 million, respectively. For the three month period ending March 31, 2017, the average cost of interest bearing liabilities was 0.81%, as compared to 0.83% for the three month period ended March 31, 2016. The average balance of interest bearing liabilities for the three month periods ended March 31, 2017 and March 31, 2016 was $690.7 million and $678.7 million, respectively.

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HFBC Reports First Quarter Results

April 26, 2017

Non-interest Income

Non-interest income for the three month period ended March 31, 2017 was $2.3 million, as compared to $2.0 million for the three month periods ended March 31, 2016 and December 31, 2016. The most significant reasons for the increase in non-interest income were increases of income from bank owned life insurance and other operating income. For the three month period ended March 31, 2017, income from bank owned life insurance was $235,000, as compared to $84,000 for the three month period ended March 31, 2016. The increase in income from bank owned life insurance was the result of death benefit paid during the three month period ended March 31, 2017. For the three month period ended March 31, 2017, other operating income was $479,000, as compared to $176,000 for the three month period ended March 31, 2016. In the three month period ended March 31, 2017, the Company received approximately $250,000 from one time licensing fees.

For the three month period ended March 31, 2017, service charge income increased by $127,000 and $110,000, respectively, as compared to the three month periods ended March 31, 2016 and December 31, 2016. For the three month period ended March 31, 2017, the Company’s income on the origination of mortgage loans was $334,000, as compared to $368,000 and $367,000 for the three month periods ended March 31, 2016 and December 31, 2016.

The Company recognized net gains on the sale of securities of $2,000, $291,000 and $190,000 for the three month periods ended March 31, 2017, March 31, 2016 and December 31, 2016, respectively. The decline in security gains is the result of a growing deposit base, making it unnecessary for the Company to sell securities to fund loan growth and increases in short term interest rates.

Non-interest Expense

For the three month period ended March 31, 2017, non-interest expenses increased by $6,000 as compared to the three month period ended March 31, 2016. For the three month period ended March 31, 2017, the Company’s salaries and benefits expense increased by $248,000 as compared to the three month period ended March 31, 2016. The increase in compensation expense for the three month period ended March 31, 2017 as compared to the three month period ended March 31, 2016 is largely the result of a $67,000 increase in health insurance benefits due to an increase in medical insurance cost and a $146,000 increase in overall compensation. For the three month period ended March 31, 2017, other operating expenses totaled $846,000, as compared to $1.2 million for the three month period ended March 31, 2016.

On a linked quarter basis, the Company’s other operating expenses declined by $143,000. On a linked quarter basis, salaries and benefits increased by $482,000 due to end of year salary increases, additional payroll taxes resulting from the beginning of a new year, increases in health insurance benefits and seasonal vacation accruals. On a linked quarter basis, seasonal changes in vacation accruals accounted for $231,000 of the increase in salary and benefits expense and health insurance benefits accounted for $71,000 of the increase in salary and benefits expense. On a linked quarter basis, foreclosed assets expense increased by $159,000.

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HFBC Reports First Quarter Results

April 26, 2017

Balance Sheet

At March 31, 2017, consolidated assets were $923.3 million, an increase of $31.8 million as compared to December 31, 2016. For the three month period ended March 31, 2017, the Company experienced an $18.8 million increase in time deposits, a $24.3 million increase in cash balances, and an $11.2 million increase in net loan balances. For the three month period ended March 31, 2017, the Company’s non-interest bearing and interest bearing checking accounts increased by $5.2 million and $8.2 million, respectively.

The Company

Heritage Bank USA, Inc. (“Heritage Bank”) is a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. HopFed Bancorp, Inc., the holding company for Heritage Bank, is a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. Heritage Bank has eighteen offices in western Kentucky and middle Tennessee and loan production offices in Nashville, Tennessee and Brentwood, Tennessee. The Company offers a broad line of financial services through Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, and Pleasant View, Tennessee. Heritage Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1-4 family mortgage loans that are originated for the secondary market in all communities in the Company’s general market area. Heritage Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank is located on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports First Quarter Results

April 26, 2017

HOPFED BANCORP, INC.

Consolidated Balance Sheets

(Dollars in thousands)

Assets	March 31, 2017	December 31, 2016
	(Unaudited)
Cash and due from banks	$30,663	21,779
Interest bearing deposits in banks	19,408	3,970

Cash and cash equivalents	50,071	25,749
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	207,580	209,480
Loans held for sale	1,091	1,094
Loans receivable, net of allowance for loan losses of $6,164 at March 31, 2017 and $6,112 at December 31, 2016	615,480	604,286
Accrued interest receivable	3,121	3,799
Foreclosed assets, net	2,111	2,397
Bank owned life insurance	10,120	10,662
Premises and equipment, net	23,225	23,461
Deferred tax assets	2,918	3,052
Other assets	3,162	3,078

Total assets	923,307	891,486

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$136,333	131,145
Interest-bearing accounts
NOW accounts	217,562	209,347
Savings and money market accounts	100,009	99,312
Other time deposits	311,839	293,078

Total deposits	765,743	732,882
Advances from Federal Home Loan Bank	11,000	11,000
Repurchase agreements	45,492	47,655
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	867	766
Accrued expenses and other liabilities	2,434	2,445

Total liabilities	835,846	805,058

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 26, 2017

HOPFED BANCORP, INC.

Consolidated Balance Sheets, Continued

(Dollars in thousands)

	March 31, 2017	December 31, 2016
	(Unaudited)
Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized—500,000 shares; no shares issued or outstanding at March 31, 2017 and December 31, 2016	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,963,378 issued and 6,716,549 outstanding at March 31, 2017 and 7,963,378 issued and 6,717,242 outstanding at December 31, 2016	80	80
Additional paid-in-capital	58,705	58,660
Retained earnings	49,721	49,035
Treasury stock, at cost (1,246,829 shares at March 31, 2017 and 1,246,136 shares at December 31, 2016)	(15,356)	(15,347)
Unearned ESOP Shares, at cost (488,161 at March 31, 2017 and 498,346 shares at December 31, 2016)	(6,414)	(6,548)
Accumulated other comprehensive income	725	548

Total stockholders’ equity	87,461	86,428

Total liabilities and stockholders’ equity	$923,307	891,486

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 26, 2017

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

(Unaudited)

	For the Three Month Periods
	Ended March 31,
	2017	2016
Interest and dividend income:
Loans	$6,736	6,465
Investment in securities, taxable	1,118	1,247
Nontaxable securities available for sale	283	353
Interest-bearing deposits	23	16

Total interest and dividend income	8,160	8,081

Interest expense:
Deposits	1,167	1,095
FHLB borrowings	32	73
Repurchase agreements	103	143
Subordinated debentures	104	94

Total interest expense	1,406	1,405

Net interest income	6,754	6,676
Provision for loan losses	291	458

Net interest income after provision for loan losses	6,463	6,218

Non-interest income:
Service charges	804	677
Merchant card	302	291
Mortgage origination income	334	368
Gain on sale of investments	2	291
Income from bank owned life insurance	235	84
Income from financial services	140	133
Other operating income	479	176

Total non-interest income	2,296	2,020

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 26, 2017

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods
	Ended March 31,
	2017	2016
Non-interest expenses:
Salaries and benefits	$4,236	3,988
Occupancy expense	775	787
Data processing	764	727
State deposit tax	231	248
Professional services	348	335
Advertising	381	320
Foreclosure, net	108	68
Other operating expenses	846	1,210

Total non-interest expense	7,689	7,683

Income before income tax expense	1,070	555
Income tax expense	135	46

Net income	935	509

Net income per share:

Basic	$0.15	$0.08

Fully diluted	$0.15	$0.08

Dividend per share	$0.04	$0.04

Weighted average shares outstanding – basic	6,218,706	6,297,755

Weighted average shares outstanding – diluted	6,218,706	6,297,755

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 26, 2017

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	For the three-months ended
	03/31/17	12/31/16	Change from Prior Quarter
Interest and dividend income:
Loans	$6,736	6,603	133
Investment in securities, taxable	1,118	1,051	67
Nontaxable securities available for sale	283	289	(6)
Interest-bearing deposits	23	8	15

Total interest and dividend income	8,160	7,951	209

Interest expense:
Deposits	1,167	1,094	73
FHLB borrowings	32	29	3
Repurchase agreements	103	87	16
Subordinated debentures	104	101	3

Total interest expense	1,406	1,311	95

Net interest income	6,754	6,640	114
Provision for loan losses	291	63	228

Net interest income after provision for loan losses	6,463	6,577	(114)

Non-interest income:
Service charges	804	694	110
Merchant card	302	311	(9)
Mortgage origination income	334	367	(33)
Gain on sale of investments	2	190	(188)
Income from bank owned life insurance	235	78	157
Income from financial services	140	159	(19)
Other operating income	479	201	278

Total non-interest income	2,296	2,000	296

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports First Quarter Results

April 26, 2017

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the three-months ended
	3/31/17	12/31/16	Change from Prior Quarter
Non-interest expenses:
Salaries and benefits	$4,236	3,754	482
Occupancy expense	775	775	—
Data processing	764	767	(3)
State deposit tax	231	247	(16)
Professional services	348	396	(48)
Advertising	381	334	47
Foreclosure, net	108	(51)	159
Other operating expenses	846	989	(143)

Total non-interest expense	7,689	7,211	478

Income before income tax expense	1,070	1,366	(296)
Income tax expense	135	260	(125)

Net income	$935	1,106	(171)

Net income per share
Basic	$0.15	$0.18	(0.03)

Fully diluted	$0.15	$0.18	(0.03)

Dividend per share	$0.04	$0.04

Weighted average shares outstanding—basic	6,218,706	6,193,278

Weighted average shares outstanding—diluted	6,218,706	6,193,278

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 26, 2017

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended March 31, 2017 and March 31, 2016, by $141,000 and $174,000, respectively; for a tax equivalent rate using a cost of funds rate of 0.81% for the three month period ended March 31, 2017 and 0.83% for the three month period ended March 31, 2016. The table adjusts tax-free loan income by $9,000 for the three month period ended March 31, 2017, and $5,000 for the three month period ended March 31, 2016, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 3/31/2017	Income and Expense 3/31/2017	Average Rates 3/31/2017	Average Balance 3/31/2016	Income and Expense 3/31/2016	Average Rates 3/31/2016

	(Table Amounts in Thousands, Except Percentages)
Loans receivable, net	$615,382	6,745	4.38%	$560,544	6,470	4.62%
Taxable securities AFS	176,824	1,118	2.53%	197,761	1,247	2.52%
Non-taxable securities AFS	33,868	424	5.00%	42,098	527	5.01%
Other interest bearing deposits	9,260	23	0.99%	9,491	16	0.67%

Total interest earning assets	835,334	8,310	3.98%	809,894	8,260	4.08%

Other assets	73,527			85,874

Total assets	$908,861			$895,768

Retail time deposits	$259,086	664	1.03%	$264,308	640	0.97%
Brokered deposits	46,040	135	1.17%	35,986	99	1.10%
Interest bearing checking	219,696	326	0.59%	213,336	311	0.58%
Saving / MMDA	100,282	42	0.17%	97,391	45	0.18%
FHLB borrowings	13,433	32	0.95%	13,593	73	2.15%
Repurchase agreements	41,840	103	0.98%	43,744	143	1.31%
Subordinated debentures	10,310	104	4.03%	10,310	94	3.65%

Total interest bearing liabilities	690,687	1,406	0.81%	678,668	1,405	0.83%

Non-interest bearing deposits	126,809			122,926
Other liabilities	3,993			4,706
Stockholders’ equity	87,372			89,468

Total liabilities and stockholders’ equity	$908,861			$895,768

Net interest income		$6,904			$6,855

Net interest spread			3.17%			3.25%

Net interest margin			3.31%			3.39%

This information is preliminary and based on company data available at the time of the presentation.

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